Exhibit 8.1

Subsidiaries of the Registrant

Name of Company	Place of Incorporation
British American School of Charlotte, L.L.C.	Delaware, USA
British International School Bratislava s.r.o.	Slovakia
British International School Foundation	Hungary
British International School LLC	Abu Dhabi, UAE
British School of Beijing	China
British School of Boston, L.L.C.	Delaware, USA
British School of Chicago, L.L.C.	Delaware, USA
British School of Guangzhou	China
British School of Houston, L.P.	Texas, USA
British School of Washington, L.L.C.	Delaware, USA
British Schools of America, LLC	Delaware, USA
British Schools of Texas, L.L.C.	Delaware, USA
BSA Resource Solutions, LLC	Delaware, USA
BSG Limited	Hong Kong
BST Holding, L.L.C.	Delaware, USA
Collège Alpin Beau-Soleil SA	Switzerland
Collège Champittet SA	Switzerland
Dover Court International School (Pte.) Ltd.	Singapore
Education Overseas Qatar LLC	Qatar
EEE Enterprise Limited	British Virgin Islands
English International School Prague, s.r.o.	Czech Republic
Fieldwork Education Limited	UK
Guangzhou Yingkai Investment & Consulting Co., Ltd.	China
International College 2, S.L.U.	Spain
International College Spain, S.A.U.	Spain
KG Investments Limited	Jersey, Channel Islands
KG Investments Limited, UK Branch	Jersey, Channel Islands (Established in UK)
KG (Beijing) Investment Consultant Co., Ltd.	China
La Côte International School SA	Switzerland
NA Educational Services Limited	UK
NA Schools Limited	UK
NAE Hong Kong Limited	Hong Kong
Neptune Education Holdings Limited	Hong Kong
Nord Anglia (Beijing) Consulting Limited	China
Nord Anglia Education (UK) Holdings plc	UK
Nord Anglia Education Development Services Limited	UK
Nord Anglia Education Finance LLC	Delaware, USA
Nord Anglia Education Limited	UK
Nord Anglia Educational Consultancies Saudi Arabia Limited	Saudi Arabia
Nord Anglia International School, Hong Kong Limited	Hong Kong
Nord Anglia International School L.L.C	Dubai, UAE
Nord Anglia Middle East Holding S.P.C	Bahrain
Nord Anglia Middle East Holding S.P.C (Abu Dhabi Branch)	N/A
Nord Anglia School (Hong Kong) Limited	Hong Kong
Nord Anglia (Shanghai) Business and Information Consulting Co., Ltd.	China
Nord Anglia (Shanghai) Business and Information Consulting Co., Ltd., Guangzhou Branch	China
Nord Anglia Vocational Education and Training Services Ltd	UK
Nord International Schools Limited	UK
Northbridge International School (Cambodia) Limited	Cambodia
Regent Pattaya Campus Management Co., Ltd.	Thailand
Rice Education Hong Kong Limited	Hong Kong
Saint Andrews International School Sukhumvit Campus Co., Ltd.	Thailand

Name of Company	Place of Incorporation
The British International School, Shanghai	China
The British School Sp. z o.o.	Poland
Uma Education Holdings Limited	British Virgin Islands
Uma Education Hong Kong Limited	Hong Kong
WCL Academy of New York LLC	Delaware, USA
WCL EBT Limited	UK
WCL Group Limited	UK
WCL Holdco Limited	UK
WCL Intermediate Holdings Limited	UK
WCL Intermediate Holdings Spain, S.L.U.	Spain
WCL School Management Services Limited	UK
WCL Services Limited	UK